News Announcement

HERITAGE GLOBAL INC. ACQUIRES NATIONAL LOAN EXCHANGE, INC.,
NORTH AMERICA’S LEADING CHARGED-OFF RECEIVABLES BROKER

SAN DIEGO, California, and EDWARDSVILLE, Illinois (June 3, 2014) – Heritage Global Inc. (OTCQB: HGBL; CSE: HGP) (“Heritage Global” or the “Company”), a global leader in distressed and surplus asset valuations and monetization transactions, has acquired National Loan Exchange, Inc. (NLEX), the largest volume broker of charged-off receivables in the US and Canada. Its offerings include national, state and regional portfolios on behalf of many of the world’s top financial institutions.

NLEX will operate as a wholly owned division of Heritage Global, further expanding and diversifying its comprehensive distressed asset offerings. Prior to this transaction NLEX had been operating exclusively as a broker/agent. Subsequent to the acquisition, NLEX will also be acting as a principal, capitalizing upon Heritage Global’s extensive human and financial resources. It is expected that all NLEX employees will remain with the organization. Additional terms of the agreement were not disclosed.

Heritage Global Managing Partner Ross Dove stated, “The National Loan Exchange acquisition underscores Heritage Global’s strategy of building a world-class company that can handle all forms of asset dispositions both domestically and internationally. NLEX has been a pioneer in distressed assets dating back to the 1980s when its parent company created an open market for the Resolution Trust Company assets. For more than two decades they have also been known as a leading broker of charged-off receivables. Their NLEX Electronic Auction Platform revolutionized the market for charged-off assets, creating enhanced liquidity for lenders.

“Since the introduction of NLEX’s auction platform in 2000, it has generated in excess of $150 billion face value sales covering more than 5,000 dispositions of performing, non-performing and charged-off assets. Adding a distressed financial assets division to our auction and appraisal capabilities is a logical progression for Heritage Global. We expect NLEX’s top- and bottom-line financial contributions to enhance our overall operating results and be a source of consistent, sustainable earnings.”

National Loan Exchange President David Ludwig stated, “Teaming with Heritage Global is an excellent fit as we both have similar mindsets regarding the valuation and disposition of distressed assets. The addition of our company’s financial focus and experience to Heritage’s wealth of surplus capital asset expertise is a clear win-win for our respective customers and also provides both organizations with numerous operating synergies to exploit.”

In addition to sale services, through its affiliate Solutions Management Group International, LLC, NLEX also helps clients optimize portfolio presale performance by utilizing a network of the world’s premier service providers.

About Heritage Global Inc. (www.heritageglobalinc.com)

Heritage Global Inc. (OTCQB: HGBL, CSE: HGP) is a value-driven, innovative leader in distressed and surplus asset and enterprise valuations and monetization transactions. The Company focuses on identifying, valuing, acquiring and monetizing distressed and surplus assets in 25 global manufacturing and technology sectors. It specializes in acting both as an advisor as well as principal in the acquisition and monetization of turnkey manufacturing facilities, surplus industrial machinery and equipment, industrial inventories, accounts receivable portfolios and related intellectual property.

Forward-Looking Statements

The statements made in this release that are not historical facts contain forward-looking information that involves risks and uncertainties. All statements, other than statements of historical facts, which address the Company's expectations, should be considered as forward-looking statements. Such statements are based on knowledge of the environment in which the Company currently operates, but because of the factors listed herein, as well as other factors beyond the Company's control, actual results may differ materially from the expectations expressed in the forward-looking statements. Important factors that may cause actual results to differ from anticipated results include, but are not limited to, obtaining necessary approvals and other risks detailed from time to time in the Company's securities and other regulatory filings.

Contact:

Stephen A. Weintraub	Robert Rinderman or Jennifer Neuman
Executive Vice President, Secretary & CFO	JCIR
sweintraub@counselcorp.com or 416/866-3058	HGBL@jcir.com or 212/835-8500

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